EXHIBIT 5(b)

                                  REID & PRIEST LLP
                                 40 West 57th Street
                               New York, New York 10019


                                             November 29, 1996



          The Montana Power Company
          40 East Broadway
          Butte, MT  59701

          Ladies and Gentlemen:

                    With respect to the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), on or about the date hereof, contemplating the issuance and sale by The Montana Power Company (the "Company") from time to time of $150,000,000 in principal amount of its Medium-Term Notes, Series B (the "Notes"), we are of the opinion that:

          1. The Company is a corporation duly organized and validly existing under the laws of the State of Montana and qualified to do business in the States of Idaho and Wyoming.

          2. All action necessary to make the Notes legal, valid, and binding obligations of the Company in accordance with their terms, except as limited by the laws and principles of equity affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws, will have been taken when:

               a. The Company's Registration Statement on Form S-3 shall have become effective under the Act;

               b. The Public Service Commission of the State of Montana shall have issued an appropriate order or orders authorizing the issuance and sale of the Notes by the Company;

               c. The Company's Board of Directors and the Company's officers shall have taken such action as may be necessary to authorize the issuance and sale of the Notes on the terms set forth in or contemplated by the Registration Statement; and

          The Montana Power Company
          November 29, 1996
          Page 2


               d. The specific terms of each Note shall have been determined, and each Note shall have been issued, sold and delivered by the Company to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the Indenture dated as of December 1, 1989, from the Company to Citibank, N.A., as Trustee, and the acts, proceedings and documents referred to above.

                    We are members of the Bar of the State of New York and do not hold ourselves out as experts on the laws of any other state. As to all matters relating to the laws of Montana, we have relied upon an opinion of even date herewith, addressed to you by Michael E. Zimmerman, Esq., Vice President and General Counsel of the Company, which is filed as an exhibit to the Registration Statement.

                    We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name as counsel therein.

                                        Very truly yours,

                                        /s/ Reid & Priest LLP

                                        REID & PRIEST LLP